Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

OvaScience Reports First Quarter Fiscal 2013 Financial Results

CAMBRIDGE, Mass., May 15, 2013 — OvaScienceSM, (NASDAQ: OVAS), a life sciences company focused on the discovery, development and commercialization of new treatments for infertility, today reported financial results for the quarter ended March 31, 2013, and highlighted the Company’s recent achievements.

“OvaScience continued to make progress this quarter, as we moved closer to a planned product launch next year,” said Michelle Dipp, M.D., Ph.D., Chief Executive Officer of OvaScience.  “We secured additional capital to support our pipeline and an accelerated international strategy, while expanding our shareholder base to include other top-tier investors.  More recently, we achieved our goal of listing our common stock on NASDAQ.  We also demonstrated our commitment to raise awareness of infertility by joining the educational efforts of our patient advocacy and industry partners during National Infertility Awareness Week, while retaining our focus on bringing new treatment options to patients.”

Key Accomplishments

•                  Commenced Trading on NASDAQ: On April 30, 2013, OvaScience’s common stock began trading on the NASDAQ Global Market under the ticker symbol “OVAS.” Prior to NASDAQ, the Company’s common stock traded on the OTC market.

•                  Raised Additional Capital: OvaScience closed a private placement financing for gross proceeds of approximately $35 million from the sale of 3,888,880 shares of its common stock at $9.00 per share.  New investors included Adage Capital Management, Deerfield Management Company, EcoR1 Capital Fund, Jennison Associates L.L.C (on behalf of fund clients) and other institutional investors.

•                  Presented at Scientific and Industry Meetings on Fertility: At the 15th World Congress on Human Reproduction, Chief Scientific Officer Scott Chappel, Ph.D. gave the opening lecture and a presentation on potential new approaches to address the unmet needs in the clinical management of female infertility.

OvaScience co-founders, Jonathan L. Tilly, Ph.D., and CEO Michelle Dipp, M.D., Ph.D., presented on the challenges of infertility and potential future treatment options at the New York Society of Reproductive Medicine (NYSRM) 2013 First Educational Meeting.

Dr. Dipp also joined a panel of leading fertility experts and advocates from Merck Serono, Merck, Ferring Pharmaceuticals, Nora Therapeutics and RESOLVE: The National Infertility Association at the New York CEO Conference, as well as a panel featuring innovative companies at the Greater Boston Chamber of Commerce.

•                  Expanded Executive Team & Board of Directors: OvaScience appointed former Sanofi Biosurgery (prior Genzyme Biosurgery) executive, Alison Lawton, to Chief Operating Officer, and elected Harald Stock, Ph.D., Chief Executive Officer of the Grünenthal Group, to the Board of Directors.

First Quarter 2013 Financial Results

•                  Net loss for the three months ended March 31, 2013 was $5.2 million, or $0.39 per share, compared to net loss of $3.0 million, or $2.14 per share, for the three months ended March 31, 2012.  The increase was primarily due to additional AUGMENTSM development costs and increased personnel expenses.

•                  Research and development expense for the three months ended March 31, 2013 was $2.7 million, compared to $1.0 million for the same period in 2012.  The increase was driven primarily by the AUGMENT Study contract research organization and consulting expenses comprised of outsourced biology, chemistry, clinical and development services as well as higher salaries and benefits expenses principally due to increased research and development headcount.

•                  General and administrative expense for the quarter ending March 31, 2013 was $2.5 million, compared to $2.0 million for the same period in 2012.  The increase was primarily due to higher stock-based compensation expense.

•                  As of March 31, 2013, OvaScience had cash, cash equivalents and investments of $59.7 million.

Upcoming Events

OvaScience expects to present at the following investor conferences:

•                  UBS Global Healthcare Conference, May 20-22, 2013 in New York, NY.

•                  Deutsche Bank 38th Annual dbAccess Health Care Conference, May 29-30, 2013 in Boston, MA.

•                  Jefferies 2013 Global Healthcare Conference, June 3-6, 2013 in New York, NY.

About OvaScience

OvaScience (NASDAQ: OVAS) is a life sciences company focused on the discovery, development and commercialization of new treatments for infertility.  The Company’s patented technology is based on the discovery of egg precursor cells (EggPCSM), which are found in the ovaries.  By applying proprietary technology to identify and purify EggPCs, AUGMENTSM aims to improve egg quality and increase the success of in vitro fertilization (IVF).  OvaScience’s team of scientists, physicians and advisers includes recognized leaders in the field of reproductive medicine. For more information, please visit www.ovascience.com.

Forward-Looking Statements

This press release includes forward-looking statements about the Company’s strategy, future plans and prospects, including statements regarding the development and planned launch of the Company’s product candidates, including AUGMENT. Any statements in this release about our strategy, plans, prospects and future expectations, financial position and operations, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “aim,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including risks related to: our expectations regarding the regulatory approvals required for AUGMENT; the science underlying our two product candidates, which is unproven; our ability to obtain, maintain and protect intellectual property utilized by our products;  our ability to obtain additional funding to support our activities; our dependence on third parties; the successful development of, and ability to obtain regulatory approval for, our product candidates; our ability to commercialize our product candidates, including AUGMENT, on the timeline we expect, if at all; competition from others; and our short operating history; as well as those risks more fully discussed in the “Risk Factors” section of our most recently filed Quarterly Report on Form 10-Q or Annual Report on Form 10-K. The forward-looking statements contained in this press release reflect our current views with respect to future events.  We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our view as of any date subsequent to the date hereof.

Contact:

Theresa McNeely

Head of Corporate Communications

OvaScience, Inc.

tmcneely@ovascience.com

617-299-7356

OvaScience, Inc.

(A development stage company)

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended, March 31,	Three Months Ended, March 31,	Period from April 5, 2011 (inception) to March 31,
	2013	2012	2013
Operating expenses:
Research and development	$2,680	$946	$10,173
General and administrative	2,495	2,020	11,155
Total operating expenses	5,175	2,966	21,328
Loss from operations	(5,175)	(2,966)	(21,328)
Interest income	18	—	37
Net loss	(5,157)	(2,966)	(21,291)
Accretion of convertible preferred stock to redemption value	$—	$—	$(101)
Net loss applicable to common stockholders	$(5,157)	$(2,966)	$(21,392)
Net loss per share applicable to common stockholders—basic and diluted	$(0.39)	$(2.14)	$(4.33)
Weighted average number of common shares used in net loss per share applicable to common stockholders—basic and diluted	13,345	1,383	4,943

OvaScience, Inc.

(A development stage company)

Condensed Consolidated Balance Sheets

(Unaudited)
(In thousands, except share and per share data)

	As of
	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash, cash equivalents and investments	$59,703	$31,391
Prepaid expenses and other current assets	481	574
Total current assets	60,184	31,965
Property and equipment, net	895	756
Other assets	88	93
Total assets	$61,167	$32,814
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$948	$875
Accrued expenses	1,146	1,211
Total current liabilities	2,094	2,086
Other non-current liabilities	11	7
Total liabilities	2,105	2,093
Total stockholders’ equity	59,062	30,721
Total liabilities and stockholders’ equity	$61,167	$32,814